Exhibit 13.1

Officer Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Lan Airlines S.A. (the “Company”), does hereby certify to such officer’s knowledge that:

The annual report on Form 20-F for the year ended December 31, 2009 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2010	/s/ Enrique Cueto Plaza
Name: Enrique Cueto Plaza
Title: Chief Executive Officer

Dated: June 29, 2010	/s/ Alejandro de la Fuente Goic
Name: Alejandro de la Fuente Goic
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.